Exhibit 99.1

Media and Investor Contact:

Sean O’Brien

(404) 262-8462

sean.obrien@pgi.com

PGi Announces Preliminary Second Quarter 2015 Results:
Non-GAAP Revenue $144.0-$145.0M*, Non-GAAP Diluted EPS from Continuing Ops $0.26-$0.27*;
UC&C SaaS Revenue Up Over 70%; Record ACV Bookings of Over $7M

Company to Release Final Second Quarter 2015 Results on Thursday, July 30, 2015

ATLANTA – July 13, 2015 – Premiere Global Services, Inc. (NYSE: PGI), the world’s largest dedicated provider of collaboration software and services, today announced preliminary results for the second quarter ended June 30, 2015. Based upon its preliminary financial results, non-GAAP revenue for the second quarter of 2015 is expected to be in the range of $144.0 to $145.0* million and non-GAAP diluted EPS from continuing operations is expected to be in the range of $0.26 to $0.27*. Unified communications and collaboration (UC&C) SaaS revenue is expected to be in the range of $20.5 to $21.0 million in the second quarter, up greater than 70% year-over-year and representing more than 14% of total non-GAAP revenue for the second quarter. These financial results are subject to completion of PGi’s financial and accounting closing and review procedures.

“PGi’s number one strategic priority is to transition our current base of audio conferencing customers to our award-winning UC&C SaaS products, while we continue working diligently to acquire new customers,” said Boland T. Jones, PGi founder, chairman and CEO. “We are thrilled to pre-announce another solid quarter of performance, led by our highest sales of our UC&C SaaS products ever. With record incremental annual contract value (ACV) bookings sold—exceeding $7 million in the quarter—and sales pipelines at record highs, we remain optimistic in our outlook for the remainder of 2015, and we look forward to recapping this success in our second quarter earnings call later this month.”

PGi plans to release final second quarter results on July 30, 2015 and will hold a conference call to discuss the results that afternoon at 5:00 p.m., Eastern Time. To participate in the call, please dial-in to the appropriate number below.

Conference Telephone Numbers:
U.S. & Canada: (800) 756-4697
International: (913) 981-5549
Participant Passcode: 7301652

The conference call will be simultaneously webcast via iMeetLive®. Please visit pgi.com for webcast details and conference call replay information, as well as the webcast archive and the text of the earnings release, including the financial and statistical information to be presented during the call.

* Non-GAAP Financial Measures
The company’s non-GAAP revenue and UC&C SaaS non-GAAP revenue include the deferred revenue from software licenses and related support contracts from recent acquisitions and excludes the impact of purchase accounting adjustments related to deferred revenue. Non-GAAP diluted earnings per share (EPS) from continuing operations also exclude equity-based compensation, amortization expenses, non-recurring tax adjustments and related interest, restructuring costs, excise and sales tax expense and related interest, asset impairments, net legal settlements and related expenses, acquisition-related costs, foreign exchange transaction gains and losses and the impact of purchase accounting adjustments related to deferred revenue. Management uses these measures internally as a means of analyzing the company’s current and future financial performance and identifying trends in our financial condition and results of operations. We have provided this information to investors to assist in meaningful comparisons of past, present and future operating results and to assist in highlighting the results of ongoing core operations. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure will be included in the company’s final earnings release for the second quarter 2015. These non-GAAP financial measures may differ materially from comparable or similarly titled measures provided by other companies and should be considered in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP.

About Premiere Global Services, Inc. │ PGi

PGi is the world’s largest dedicated provider of collaboration software and services. We created iMeet®, an expanding portfolio of purpose-built applications designed to meet the daily collaboration and communications needs of business professionals, with solutions for web, video and audio conferencing, smart calendar management, webcasting, project management and sales acceleration. PGi’s award-winning unified communications and collaboration (UC&C) solutions help nearly 50,000 businesses grow faster and operate more efficiently. To learn more, visit us at pgi.com.

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Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties, many of which are beyond our control. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in PGi's forward-looking statements, including, but not limited to, the following factors: finalization of financial and operating results for the second quarter of 2015; competitive pressures, including pricing pressures; technological changes and the development of alternatives to our services; market acceptance of PGi’s UC&C SaaS products, including our iMeet® and GlobalMeet® solutions; our ability to attract, retain and expand the products and services we provide to existing customers; our ability to establish and maintain strategic reseller and distribution relationships; risks associated with global economic or market conditions; price increases from our telecommunications service providers; service interruptions and network downtime, including undetected errors or defects in our software; technological obsolescence and our ability to upgrade our equipment or increase our network capacity; concerns regarding the security and privacy of our customers’ confidential information; future write-downs of goodwill or other intangible assets; greater than anticipated tax and regulatory liabilities; restructuring and cost reduction initiatives and the market reaction thereto; our level of indebtedness; risks associated with acquisitions and divestitures; indemnification claims from the sale of our PGiSend business; our ability to protect our intellectual property rights, including possible adverse results of litigation or infringement claims; regulatory or legislative changes, including further government regulations applicable to traditional telecommunications service providers and data privacy; risks associated with international operations and market expansion, including fluctuations in foreign currency exchange rates; and other factors described from time to time in our press releases, reports and other filings made with the Securities and Exchange Commission, including but not limited to the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2014. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise these forward looking statements for any reason.